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                                                                   EXHIBIT 23.2

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We consent to the use in this Form 8-K/A of National Equipment Services, Inc. of our report dated July 17, 1998 on the balance sheets of Shaughnessy Crane Service, Inc. as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1997.

                                          Wolf & Company, P.C.

Boston, Massachusetts
December 1, 1998